EXHIBIT 3.1.2


                                    BYLAWS OF
                             DENTAL RESOURCES, INC.

                             ARTICLE 1. SHAREHOLDERS

         Section 1. All meetings of the shareholders of this corporation shall be held at such places, whether in this state or in any other state, as the Board of Directors shall determine.

         Section 2. The annual meeting of the shareholders of this corporation shall be held during the third calendar month following the close of the corporation's fiscal year, or on such other date as is set by the Board of Directors, commencing with the year 1985. At such meeting there shall be elected a Board of Directors and such other business may be transacted as shall be properly brought before the meeting.

         Section 3. The holders of a majority of the shares issued and outstanding, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation of this corporation, or by these Bylaws. In the absence of a quorum, any meeting may be adjourned from time to time or to another place and no notice as to such adjourned meeting or the place thereof need be given other than announcement at the meeting at which such adjournment is taken. At such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called; provided a quorum shall be present or represented by proxy.

         Section 4. At each meeting of the shareholders, every shareholder of record shall be entitled to one (1) vote for each share standing in his name on the books of the corporation and may vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than six (6) months prior to said meeting unless said instrument specifically provides for a longer period. The written appointment of a proxy shall be filed with the Secretary at or before the meeting at which the shares represented by such proxy is voted. Except where a proxy's authority has terminated by limitation of time either by the expiration of six (6) months from the date of appointment where no time is specifically fixed in the appointment or by the expiration of the time specifically fixed in the appointment, a termination of a proxy's authority by act of the appointing shareholder shall be ineffective until a written notice of the termination has been given to the Secretary. Unless otherwise provided therein, an appointment of a proxy filed with the Secretary shall have the effect of revoking all appointments of prior date.

         Section 5. Written notice of the time and place of the annual meeting of the shareholders shall be given to each shareholder of this corporation at his address as the same appears on the

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stock ledger or on the records of the corporation by mailing such notice at least seven (7) days prior to the meeting, but failure to send such notice shall not invalidate such meeting.

         Section 6, special meetings of the shareholders for any purpose or purposes (unless otherwise prescribed by statute) may be called by the President or by the Board of Directors or any two or more members thereof at any time. The business transacted at all special meetings of the shareholders shall be confined to the objects stated in the call. Written notice of special meetings of the shareholders stating the time and place and purposes thereof shall be given at least ten (10) days before said meeting to each shareholder at his address as the same appears on the stock ledger or on the records of this corporation.

         Section 7. The Board of Directors may fix a time, not exceeding sixty
(60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period. In the absence of action by the Board, only shareholders of record twenty (20) days prior to a meeting may vote at such meeting.


                              ARTICLE II. DIRECTORS

         Section 1. The Board of Directors of this corporation shall have the general management of its affairs and shall elect all officers of this corporation.

         Section 2. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all of such powers of this corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation of this corporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 3. Until the first annual meeting of shareholders after the adoption of these Bylaws, there shall be four directors who shall be the persons named as Directors in the Restated Articles of Incorporation. Thereafter, the number of directors shall be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase the number of directors as permitted by law). In the absence of such shareholders' resolution the Board of Directors shall consist of the minimum number required by law. In case of the failure of the shareholders to elect directors at any annual meeting, the directors may be elected at any special meeting of the shareholders called for that specially stated purpose which may be held prior to the next annual meeting. All directors shall bold their offices until the next succeeding annual meeting of the shareholders and thereafter until their successors are elected and qualify.

         Section 4. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining

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directors, though less than a quorum, shall choose a successor or successors, who shall hold the office until the next annual election and until a new successor or successors have been duly elected.

         Section 5. Ownership of shares in this corporation shall not be a necessary qualification for any member of the Board of Directors thereof and any person properly elected may be a director of this corporation without regard to whether such person owns any shares in this corporation.

         Section 6. The Board of Directors may hold its meetings at such places, whether in this state or in any other state, as the majority of the members thereof may from time to time appoint, and upon failure of the Board members to so appoint then at such place as is determined from time to time by the President.

         Section 7. The annual meeting of the Board of Directors for the election of officers for the ensuing year and for such other business as may properly come before it shall be held each year immediately following the annual meeting of the shareholders of this corporation.

         Section 8. Special meetings of the Board of Directors may be called by the President on five (5) days' notice to each director. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two directors.

         Section 9. Any action required or permitted to be taken at a duly called Board of Directors meeting may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board, except that on an action which requires shareholder approval the written action must be signed by all the directors.

         Section 10. At all meetings of the Board of Directors, a quorum sufficient for the transaction of business shall consist of a majority of the directors then in office. If, however, such quorum shall not be present at any such meeting, the director or directors present thereat shall have power to adjourn the meeting from day to day without notice other than the announcement at the meeting, until a quorum shall be present.

         Section 11. Any director may, in writing, either before or after the meeting, waive notice thereof; and without notice any director by his attendance at and participation in the action taken at any meeting of the Board of Directors shall be deemed to have waived notice thereof.

         Section 12. A director of this corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless said director shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of this corporation immediately after the adjournment

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of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 13. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. The place of the meeting shall be deemed to be the place of origination of the conference telephone call or similar communication technique.


                              ARTICLE III. OFFICERS

         Section 1. The officers of this corporation shall be chosen by the directors and shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as the Board of Directors may from time to time deem advisable. The Board of Directors may fix the powers, duties and compensation of any officers not specifically provided for herein. Officers, other than the President, may or may not be members of the Board of Directors. Any two (2) or more offices may be held by the same person at the same time except that the same person shall not hold at the same time the offices of the President and Vice-President.

         The officers of this corporation shall be elected and hold their respective offices until the next succeeding annual meeting of the directors of this corporation and thereafter until their successors are elected and qualify, unless sooner replaced. Any officer may be removed at any time by the Board of Directors with or without cause. In case of the death, disqualification, absence or inability to act of any officer of this corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being all or any of the powers or duties of any such office to any other officer or to any director.

         Section 2. Ownership of shares in this corporation shall not be a qualification necessary to the holding of office therein, and the Board of Directors may choose officers for this corporation without regard to whether the persons so chosen do or do not own shares in this corporation.

         Section 3. The Board of Directors may fill all vacancies in any office of this corporation; the person so elected to fill any such vacancy for the unexpired term in respect to which such vacancy occurs.

         Section 4. The Board of Directors may elect one of its members as Chairman. In the event a Chairman of the Board of Directors is elected he shall preside at all meetings of the shareholders and shall preside at all meetings of the Board of Directors.

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         Section 5. The President shall be the chief executive officer of this corporation and he shall preside at all meetings of the shareholders and shall preside at all meetings of the Board of Directors, unless a Chairman of the Board of Directors is elected. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the general powers and duties usually vested in the office of the President of a corporation and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

         Section 6. In the case of the death, disqualification, absence or incapacity of the President, the senior Vice-President, that is, the Vice-President first elected or appointed to the then existing term of office, shall have all the powers and perform all the duties of the President, and at other times shall have such of the powers and perform such of the duties of the President as the Board of Directors may from time to time determine.

         Section 7. In the case of the death, disqualification, absence or incapacity of the President and the senior Vice-President, then the next Vice-President, if any, shall have all of the powers and perform all of the duties of the President, and at other times when specifically authorized by the Board of Directors shall have such of the powers and perform such of the duties of the President as the Board of Directors may from time to time determine.

         Section 8. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings of the Board of Directors and of the shareholders in a book to be kept for that purpose, and shall keep the stock books of this corporation. He shall give or cause to be given notice of all meetings of the Board of Directors and of the shareholders and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President, under whose supervision he shall be.

         Section 9. The Assistant Secretary, if one be elected, shall have such powers and perform such duties of the Secretary as may be prescribed from time to time by the Board of Directors,

         Section 10. The Treasurer shall be the chief financial officer of this corporation and shall have the care and custody of the corporate funds and securities and shall disburse the funds of this corporation as may be ordered from time to time by the Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to this corporation and shall deposit all moneys and other valuable effects and all securities of this corporation in the name and to the credit of this corporation in such depositories as may be designated from time to time by the Board of Directors. Except to the extent that some other person or persons may be specifically authorized by the Board of Directors to so do, the Treasurer shall make, execute and endorse all checks and other commercial paper on behalf of this corporation. He shall report the financial condition of this corporation at the annual meeting of the shareholders in each year and at all other times when requested by the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.

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         Section 11. The Assistant Treasurer, if one be elected, shall have such powers and perform such duties of the Treasurer as may be prescribed from time to time by the Board of Directors.


                               ARTICLE IV. NOTICE

         Whenever under the provisions of these Bylaws notice is required to be given to any director, officer, committee member or shareholder, it shall not be construed to require personal notice, but such notice shall be given in writing by mail by depositing the same in the post office or a letter box within the United States of America, in a postpaid, sealed wrapper addressed to such director, officer, committee member or shareholder at the last address of such director, officer, committee member or shareholder appearing on the books and records of this corporation; or by prepaid telegram or telegraphic letter addressed to such director, officer, committee member or shareholder addressed in like manner, and such notice shall be deemed to have been given at the time when the same shall be thus mailed or deposited in the telegraph office.


                            ARTICLE V. CAPITAL STOCK

         Section 1. The certificates of stock of this corporation shall be numbered and shall be entered on the books of this corporation as they are issued. The shall show the holder's name and the number of shares and shall be signed by the President or a Vice-President and countersigned by the Secretary or an Assistant Secretary.

         Section 2. This corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof for all purposes whatsoever and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by the laws of the State of Minnesota.

         Section 3. Transfers of stock shall be made on the books of this corporation only by the order of the person named in the certificate or by a power of attorney lawfully constituted in writing and upon surrender of the certificate therefor.

         Section 4. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require and shall, if the directors so require, give to this corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors in an amount double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

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         Section 5. Dividends upon the capital stock of this corporation may be declared by the Board of Directors at any regular or special meeting to the extent permitted by law,


                           ARTICLE VI. INDEMNIFICATION

         Section 1. To the full extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venturer, trust or other enterprise shall apply only to the extent such person is not indemnified by such other corporation partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 2. Each person who is not eligible for indemnification pursuant to Section 6.1 above and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified by the corporation by action of the Board of Directors to the extent permitted and in accordance with the procedures described by Minnesota Statutes, Chapter 302A, as amended from time to time, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that the indemnification with respect to a person who is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this section shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 3. The foregoing right of indemnification in the case of a director or officer and permissive indemnification in the case of an agent or employee shall not be exclusive of other rights to which a director, officer, employee or agent may be entitled as a matter of law.

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         Section 4. To the full extent permitted by Minnesota statutes, Section
302A.521, as amended from time to time, or by other provisions of law, the corporation may pay in advance of final disposition expenses incurred in actions, suits and proceedings specified in Sections 6.1 and 6.2 above.

         Section 5. To the full extent permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or by other provisions of law, the corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person and incurred by such person in such capacity.

                           ARTICLE VII. MISCELLANEOUS

         Section 1. This corporation shall have no corporate seal.

         Section 2. All proper and necessary books of account and other books requisite to a full and complete record of the business transactions of this corporation shall be kept in such manner as is usual in like corporations or as shall be directed by the Board of Directors.

         Section 3. All checks, promissory notes and other commercial paper and all other contracts necessary or proper to be executed in the current business of this corporation may be signed by such officer or officers or such person or persons as the Board of Directors shall by resolution from time to time authorize for that purpose.

         Section 4. These Bylaws may be altered or amended by the shareholders or by the Board of Directors to the full extent permitted by law and the Articles of Incorporation.






                                          /s/ Douglas B. Murphy
                                       -----------------------------------------
                                       Douglas B. Murphy, Secretary



Dated: February 13, 1984